EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated January 17, 2002 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios, Taxable Income Series 2 as of January 17, 2002 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."


                                                              GRANT THORNTON LLP

Chicago, Illinois
January 17, 2002